POWER OF ATTORNEY

The undersigned, Terry K. Glenn, Donald C. Burke, Ronald W. Forbes, Cynthia A. Montgomery, Kevin A. Ryan, Roscoe S. Suddarth, Richard R. West and Edward D. Zinbarg, the Directors/Trustees and the Officers of each of the registered investment companies listed below, or of the master trust in which such registered investment company invests, hereby authorize Terry K. Glenn, Andrew J. Donohue, Donald C. Burke, Robert C. Doll, Jr. and Phillip S. Gillespie or any of them, as attorney-in-fact, to sign on his or her behalf in the capacities indicated any Registration Statement or amendment thereto (including post-effective amendments) for each of the following registered investment companies and to file the same, with all exhibits thereto, with the Securities and Exchange Commission: CBA Money Fund; CMA Government Securities Fund; CMA Money Fund; CMA Multi-State Municipal Series Trust; CMA Tax-Exempt Fund; CMA Treasury Fund; Debt Strategies Fund, Inc.; Floating Rate Income Strategies Fund; Floating Rate Income Strategies Fund II; Global Financial Services Master Trust; Master Bond Trust; Master Government Securities Trust; Master Money Trust; Master Senior Floating Rate Trust; Master Tax-Exempt Trust; Master Treasury Trust;. Master U.S. High Yield Trust; Merrill Lynch Balanced Capital Fund, Inc.; Merrill Lynch Bond Fund, Inc.; Merrill Lynch Developing Capital Markets Fund, Inc.; Merrill Lynch Dragon Fund, Inc.; Merrill Lynch Equity Dividend Fund; Merrill Lynch EuroFund; Merrill Lynch Global Allocation Fund, Inc.; Merrill Lynch Global Financial Services Fund, Inc.; Merrill Lynch Global SmallCap Fund, Inc.; Merrill Lynch Global Technology Fund, Inc.; Merrill Lynch Global Value Fund, Inc.; Merrill Lynch Healthcare Fund, Inc.; Merrill Lynch International Equity Fund; Merrill Lynch Latin America Fund, Inc.; Merrill Lynch Municipal Bond Fund, Inc.; Merrill Lynch Municipal Series Trust; Merrill Lynch Pacific Fund, Inc.; Merrill Lynch Senior Floating Rate Fund, Inc.; Merrill Lynch Senior Floating Rate Fund II, Inc.; Merrill Lynch U.S. High Yield Fund, Inc.; Merrill Lynch Utilities and Telecommunications Fund, Inc.; MuniHoldings Florida Insured Fund; MuniHoldings Fund, Inc.; MuniHoldings Fund II, Inc.; MuniHoldings Insured Fund, Inc.; MuniHoldings New Jersey Insured Fund, Inc.; MuniHoldings New York Insured Fund, Inc.; MuniVest Fund, Inc.; MuniVest Fund II, Inc.; Senior High Income Portfolio, Inc.; The Municipal Fund Accumulation Program, Inc.; WCMA Government Securities Fund; WCMA Money Fund; WCMA Tax-Exempt Fund; and WCMA Treasury Fund.

Dated: February 10, 2004

/s/ Terry K. Glenn	/s/ Donald C. Burke
Terry K. Glenn (President/Principal Executive Officer/Director/Trustee)	Donald C. Burke (Vice President/Treasurer/Principal Financial and Accounting Officer)

/s/ Ronald W. Forbes	/s/ Cynthia A. Montgomery
Ronald W. Forbes (Director/Trustee)	Cynthia A. Montgomery (Director/Trustee)

/s/ Kevin A. Ryan	/s/ Roscoe S. Suddarth
Kevin A. Ryan (Director/Trustee)	Roscoe S. Suddarth (Director/Trustee)

/s/ Richard R. West	/s/ Edward D. Zinbarg
Richard R. West (Director/Trustee)	Edward D. Zinbarg (Director/Trustee)